Westmoreland Adjusted EBITDA

Updated Guidance for Full Year 2014 [1]



(US$ mm)
$184
$166
$190
$172
Previous Guidance Range
(Includes: U.S. Operations for the full year / Canada Operations for 8 months)
New Guidance Range
(Includes: U.S. Operations for the full year / Canada Operations for 8 months)

2014 – Combined Pro Forma Guidance by Quarter

Includes Pre-Transaction Results



(US$ mm)
$69
$38
$55 to $60
$67 to $72
$225 to $242
Q1 2014A (2, 3)
Q2 2014E (2, 3)
Q3 2014E
Q4 2014E
2014E (3)

2014 Full Year EBITDA Guidance vs. LTM EBITDA [3]



(US$ mm)
2014 Full Year Pro Forma Guidance Range
LTM (31-Mar-14): US$258 mm
$242
Midpoint: US$234 mm
$225
Adjusted EBITDA

2014 guidance expected below LTM EBITDA as at 31-Mar-14 due to:

- Decreased foreign exchange rate
- Reduction in coal export pricing
- ROVA maintenance schedule
- Restructured ROVA contract
- Expiration of ICTC

Q2 2013A vs. Q2 2014E Adjusted EBITDA Guidance [2]



(US$ mm)
U.S. Operations
Canada Operations
$32
$37 (4)
$19 (4)
$18
Q2 2013A
Q2 2014E

Majority of the difference in Q2 2014 guidance for U.S. Operations being below Q2 2013 actual is due to timing of ROVA's annual maintenance outage, the Company's coal customers' outages, and weather and hydro related impacts.

Source: Company guidance
Note: Acquisition of Canada Operations closed on 28-Apr-14.

1. Excludes results from Canada Operations prior to 28-Apr-14.
2. Shown as midpoint of guidance range.
3. Includes Canada Operations results of $40mm in Q1 2014 and $1.2mm in Q2 2014, prior to the closing of the Sherritt transaction.
4. Excludes Canada Operations result of $1.2mm in Q2 2014 prior to the closing of the Sherritt transaction.

WESTMORELAND COAL COMPANY